
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                (UNAUDITED)
                                                           THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                JUNE 30,                           JUNE 30,
                                                         1997              1996             1997              1996
                                                      ------------     -------------     ------------      ------------
                                                              (Amounts in thousands, except per share amounts)
Primary:

     Average shares outstanding                             9,845             9,631            9,823             9,608

     Net effect of the assumed exercise of stock
          options, based on the treasury stock method         236               320              244               311
          using average market price
                                                      ------------     -------------     ------------      ------------

                                                           10,081             9,951           10,067             9,919
                                                      ============     =============     ============      ============

Net income                                                $ 2,126           $ 2,233          $ 4,660           $ 4,094
                                                      ============     =============     ============      ============

Income per common share                                  $   0.21          $   0.22         $   0.46          $   0.41
                                                      ============     =============     ============      ============

Fully Diluted:

     Average shares outstanding                             9,845             9,631            9,823             9,608

     Net effect of the assumed exercise of stock
          options, based on the treasury stock method
          using average market price or period                257               323              256               323
          ending market price, whichever is higher
                                                      ------------     -------------     ------------      ------------

                                                           10,102             9,954           10,079             9,931
                                                      ============     =============     ============      ============

Net income                                                $ 2,126           $ 2,233          $ 4,660           $ 4,094
                                                      ============     =============     ============      ============

Income per common share                                  $   0.21          $   0.22         $   0.46          $   0.41
                                                      ============     =============     ============      ============